UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 16, 2006

GenTek Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14789	02-0505547
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

90 East Halsey Road, Parsippany, New Jersey		07054
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	973-515-0900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 16, 2007, GenTek Inc. (the "Company") completed the sale of its Noma Wire and Cable Assembly Business to Electrical Components International Holdings Company. This transaction included all of the current Noma Wire Harness facilities in the United States, India, Canada and Mexico, with the exception of facilities located in Concord, Canada and Nogales, Mexico. The final purchase price of the transaction was $75 million cash, subject to post-closing adjustments.

Item 7.01 Regulation FD Disclosure.

On February 16, 2007, the Company issued a press release announcing the completion of the sale of its Noma Wire and Cable Assembly Business to Electrical Components International Holdings Company. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

The following unaudited pro forma financial information of the Company, required pursuant to Article 11 of Regulation S-X, is filed herewith as Exhibit 99.2 to this Current Report on Form 8-K.

-Condensed Consolidated Pro Forma Balance Sheet September 30, 2006
-Condensed Consolidated Pro Forma Statement of Operations for the Nine Months Ended September 30, 2006
-Condensed Consolidated Pro Forma Statement of Operations for the Year Ended December 31, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GenTek Inc.

February 22, 2007	By:	James Imbriaco

Name: James Imbriaco
Title: Vice President General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	GenTek Inc. Press Release dated February 16, 2007 Announcing Completion of Sale of Company's Noma Wire and Cable Assembly Business
99.2	GenTek Inc. Unaudited Condensed Consolidated Pro Forma Financial Information